UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2025

UNITY BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38470	26-4726035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

285 East Grand Ave.

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 416-1192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UBX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On May 2, 2025, the Board of Directors (the “Board”) of UNITY Biotechnology, Inc., a Delaware corporation (“UNITY” or the “Company”) approved a plan (the “Operating Plan”) to reduce operating costs and preserve capital following the disclosure of full 36-week data from the Company’s ASPIRE study, discussed further under Item 8.01 of this Current Report on Form 8-K. As part of the Operating Plan, the Company is implementing a reduction in force affecting all of its employees and is entering into consulting agreements to retain certain personnel to support the Company in evaluating strategic alternatives and executing on the Operating Plan. The Company estimates that it will incur aggregate cash expenses of approximately $3.7 million in connection with the reduction in force, including severance, benefits, and related termination costs, which includes fees to be paid under consulting agreements. The reduction in force is expected to be substantially completed by May 15, 2025. The estimated charges that the Company expects to incur are subject to a number of assumptions, and actual results may differ materially from these estimates. The Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the reduction in force. As previously reported in the Company’s Quarterly Report on Form 10-Q filed on April 22, 2025 for the quarter ended March 31, 2025, the Company had cash, cash equivalents and marketable securities of $16.9 million.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the reduction in force described under Item 2.05 above and pursuant to the Operating Plan, each of Anirvan Ghosh, Lynne Sullivan, and Alexander Nguyen, the Company’s Chief Executive Officer, Chief Financial Officer and Head of Corporate Development, and Chief Legal Officer and Head of Operations, respectively, will terminate employment with the Company, effective May 15, 2025, but continue to support the Company on a part-time advisory basis pursuant to the terms of a consulting agreement to be entered into with the Company. Each consulting agreement will provide for the executive to deliver services to support the Company’s evaluation of strategic alternatives and execution of the Operating Plan. In connection with each executive’s termination of employment, the executive will receive a cash lump sum in an amount equal to the sum of 9 months (or 12 months in the case of Dr. Ghosh) base salary and 9 months (or 12 months in the case of Dr. Ghosh) COBRA continuation coverage premiums in exchange for providing a general release of claims against the Company and its affiliates. Dr. Ghosh will continue to serve as a director on the Company’s Board.

Item 8.01. Other Events.

On May 5, 2025, the Company announced the full 36-week topline results from its Phase 2b ASPIRE clinical trial evaluating UBX1325 (foselutoclax) for the treatment of diabetic macular edema. UBX1325 demonstrated vision gains that were comparable and statistically non-inferior to aflibercept at week 36 in a difficult-to-treat patient population and generally outperformed aflibercept in a pre-specified subgroup of patients entering the study with CST <400 microns (60% of patients). As previously announced, UBX1325 was also non-inferior to aflibercept at week 24 but did not meet statistical non-inferiority on the average of weeks 20 and 24, the primary analysis endpoint.

Based on the ASPIRE results, and following a comprehensive review of the current operational, financial, and market conditions affecting the Company, the Board has approved the Operating Plan focused on evaluating strategic alternatives while reducing operational cash burn, including the closing out of the ASPIRE study. These strategic alternatives may include, but are not limited to, the sale, license, monetization and/or divestiture of one or more of the Company’s assets and technologies (including UBX1325, the Tie2/aVEGF bispecific, and the Tie2 agonistic antibody), a strategic transaction, collaboration, partnership, merger, sale, or a winddown or dissolution of the Company.

The Company is in the process of considering the engagement of advisors to assist in exploring these strategic options. There can be no assurance that this review will result in any specific transaction or strategic alternative being pursued. The Company’s exploration of strategic alternatives may not result in the consummation of any such transaction or the realization of any value for the Company or its stockholders. The Company does not intend to comment further on the process unless and until the Board has approved a definitive course of action or determines further disclosure is appropriate.

On May 5, 2025, the Company issued a press release announcing corporate updates and its plans to explore strategic alternatives while reducing operational cash burn and a copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The attached Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Reference is made to the Exhibit Index attached hereto.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company advises caution in reliance on forward-looking statements. Forward-looking statements include, without limitation, the timing, progress and results of UNITY’s planned reduction in force, the closing down of the Phase 2b ASPIRE clinical trial and evaluation of strategic alternatives, including whether or not the evaluation of strategic alternatives results in any transaction or additional value, UNITY’s ability to complete a strategic transaction or continue as a going concern even if a strategic transaction is completed; anticipated benefits of strategic transactions; and UNITY’s ability to preserve cash during the strategic alternatives process. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those implied by forward-looking statements, including UNITY may not realize the benefits expected from the reduction in force and reduction in operating costs under the Operating Plan; whether UNITY will be able to secure and complete or achieve the anticipated benefits from any potential strategic transactions on acceptable terms or at all; UNITY may use its capital resources sooner than it anticipates, resulting in a liquidation and dissolution of the Company; UNITY’s common stock may be delisted from Nasdaq; and other risks described in UNITY’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including, but not limited to, those risks and uncertainties included in the section entitled “Risk Factors,” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on April 22, 2025 and in UNITY’s other filings with the SEC. All forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date of this filing. The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated May 5, 2025, titled “UNITY Biotechnology Announces Complete 36-Week Results from the ASPIRE Phase 2b Study of UBX1325 in Diabetic Macular Edema and Provides Corporate Updates”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BIOTECHNOLOGY, INC.

Date: May 5, 2025	By:	/s/ Anirvan Ghosh
Anirvan Ghosh, Ph.D.
Chief Executive Officer